Exhibit 97.1
BACKBLAZE, INC.
COMPENSATION CLAWBACK POLICY

(As Adopted by the Compensation Committee of the Board of Directors,
Effective Date November 30, 2023)

1.Purpose and Scope. In the event Backblaze, Inc. (the “Company”) is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company shall recover reasonably promptly the amount of any Erroneously Awarded Incentive-Based Compensation from each Covered Individual unless an exception applies as set forth herein (as such terms are defined below).

2.Definitions.

a.“Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure or any measures that are derived wholly or in part from such measures. For clarity, equity awards that are based on non-financial reporting measures, such as strategic, operational or individual performance measures, or time-based equity awards where the vesting is solely tied to service (and where the decision to grant the award is not based on the achievement of a financial reporting measure), shall not be deemed Incentive-Based Compensation under this Policy.

b.“Covered Individual” means any current or former officer of the Company who is or was subject to Section 16 of the Securities Exchange Act of 1934, as amended, at any time during the applicable performance period for the relevant Incentive-Based Compensation, regardless of whether such individual continues to hold such position or continues to be employed by the Company or any of its subsidiaries.

c.“Erroneously Awarded Incentive-Based Compensation” shall mean the amount of Incentive-Based Compensation that exceeds the amount of the Incentive-Based Compensation that would have been received by the Covered Individual had it been determined based on the restated financial results (with such Incentive-Based Compensation computed in each case without regard to any taxes paid), provided such Erroneously Award Incentive-Based Compensation is (i) received by the Covered Individual on or after the Effective Date (even if such Incentive-Based Compensation was approved, awarded, or granted prior to the Effective Date) and while the Company has a class of securities listed on a national securities exchange or a national securities association, and (ii) is received by the Covered Individual during the three completed fiscal years immediately preceding the date that the Company is required to prepare the accounting restatement (and any transition period applicable to a change in the Company’s fiscal year as required by Nasdaq listing rules). Incentive-Based Compensation is considered received by a Covered Individual in the Company’s fiscal period during which the financial reporting measure applicable to the Incentive-Based Compensation is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that fiscal period.

3.Incentive-Based Compensation Calculations and Non-Cash Awards.

a.For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Incentive-Based Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount of Erroneously Awarded Incentive-Based Compensation will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received. The Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq as required by Nasdaq listing rules.

b.If the Erroneously Awarded Incentive-Based Compensation consists of shares (including restricted stock units, performance units or share-denominated equity awards) or options that are still held by the Covered Individual at the time of recovery, the recoverable amount is the number of shares or options received in excess of the number of shares or options that would have been received based on the accounting restatement (or the value of that excess number). If the options have been exercised but the underlying shares have not been sold, the recoverable amount is the number of shares underlying the excess options based on the restatement (or the value thereof). If the shares have been sold, the recoverable amount is the proceeds that were received in connection with the sale of the excess number of shares. Amounts credited under plans (other than tax-qualified plans for which the exception set forth below applies) based on Erroneously Awarded Incentive-Based Compensation and any accrued earnings thereon are also recoverable under this policy.

4.Compensation Committee Discretion. The Compensation Committee (or alternatively the Company’s Board of Directors (the “Board”) or other duly authorized committee) shall determine, in its sole discretion, the timing and method for recovering Erroneously Awarded Incentive-Based Compensation reasonably promptly based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery. The Company shall not be required under this policy to recover Erroneously Awarded Incentive-Based Compensation if the Compensation Committee (or alternatively the Board or other duly authorized committee) has made a determination that recovery would be impracticable and either of the following conditions are met: (a) after making a reasonable attempt to recover such Erroneously Awarded Incentive-Based Compensation, the Compensation Committee (or alternatively the Board or other duly authorized committee) determines that the direct expense paid to a third party to assist in enforcing this policy would exceed the amount to be recovered

(documentation evidencing the reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation must be maintained and provided to Nasdaq as required by Nasdaq listing rules), or (b) the recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Internal Revenue Code Section 401(a)(13) or Internal Revenue Code Section 411(a) and the regulations thereunder.

5.General; Miscellaneous.

a.For purposes of this policy, the date that the Company is required to prepare the accounting restatement is the earlier to occur of (i) the date the Board, the Company’s Audit Committee or other authorized committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare such accounting restatement, or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare such accounting restatement.

b.This Policy is intended to comply with the requirements of Rule 10D-1 promulgated by the Securities and Exchange Commission and the related listing rules of Nasdaq, and the terms hereof shall be construed consistent with that intent. This Policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this Policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws. The Company shall not indemnify any Covered Individual against the loss of Erroneously Awarded Incentive-Based Compensation that is recovered by the Company pursuant to this policy.

c.The Compensation Committee, Board, or other duly authorized committee, shall have the sole authority to construe and interpret this Policy and to make all determinations required to be made pursuant to this Policy. Any such construction, interpretation or determination by the Compensation Committee, Board or other authorized committee shall be final and binding. The Compensation Committee, Board or other authorized committee, may revise this Policy from time to time.

EXHIBIT A
TO
BACKBLAZE, INC.
COMPENSATION CLAWBACK POLICY

RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION
ACKNOWLEDGMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Backblaze, Inc. Compensation Clawback Policy (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgment Form (this “Acknowledgment Form”) shall have the meanings ascribed to such terms in the Policy.

By signing this Acknowledgment Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by promptly returning any Erroneously Awarded Incentive-Based Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner permitted by, the Policy. In the event of any inconsistency between the Policy and the terms of any employment agreement to which the undersigned is a party, or the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern.

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